UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 24, 2014

MILLENNIAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-35478	20-5087192
(Commission File No.)	(IRS Employer Identification No.)

2400 Boston Street, Suite 201

Baltimore, MD 21224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 522-8705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events

On November 8, 2013, Millennial Media, Inc. filed a Current Report on Form 8-K to announce the completion of its acquisition of Jumptap, Inc. (“Jumptap”), a privately held mobile advertising platform, which report included the unaudited financial statements of Jumptap as of June 30, 2013 and for the six months ended June 30, 2013 and 2012, as well as unaudited pro forma condensed combined financial information as of June 30, 2013 and the six months then ended. This report is being filed to provide the interim financial statements of Jumptap as of September 30, 2013 and for the nine months ended September 30, 2013 and 2012 and unaudited pro forma condensed combined financial information as of September 30, 2013 and the nine months then ended.

The consolidated balance sheets of Jumptap as of September 30, 2013 (unaudited) and December 31, 2012, unaudited consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows of Jumptap for the nine months ended September 30, 2013 and 2012 are included as Exhibit 99.1 and are hereby incorporated by reference.

The unaudited pro forma condensed combined balance sheet as of September 30, 2013, unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 and the notes to unaudited pro forma condensed combined financial statements are included as Exhibit 99.2 and are hereby incorporated by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Interim financial statements of Jumptap, Inc.
99.2	Unaudited pro forma condensed combined financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2014	MILLENNIAL MEDIA, INC.

	By:	/s/ Ho Shin
Ho Shin
General Counsel and Chief Privacy Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Interim financial statements of Jumptap, Inc.
99.2	Unaudited pro forma condensed combined financial statements.